Exhibit 10.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT dated as of the 1st day of June, 2017 (the "Effective Date").

AMONG:

EIGHT DRAGONS ACQUISITION I, INC., a corporation existing under the laws of the State of Florida

(hereinafter called the "Acquiror")

OF THE FIRST PART

- and -

EIGHT DRAGONS COMPANY., a corporation existing under the laws of the State of Nevada

(hereinafter called "Eight Dragons")

OF THE SECOND PART

- and -

PARK ROAD SOLUTIONS, INC., a corporation existing under the laws of the State of Florida

(hereinafter called "Park Road")

OF THE THIRD PART

- and -

THE INDIVIDUAL SET OUT IN EXHIBIT "A" HERETO
(hereinafter collectively called the "Park Road Shareholder")

OF THE FOURTH PART

RECITALS

A.	Eight Dragons is a publicly traded shell company listed on the OTC Markets ("Exchange").
B.	The Acquiror is a wholly-owned subsidiary of Eight Dragons.
C.
Park Road is a privately held information systems consulting company organized under the laws of the State of Florida and is the successor in interest through conversion to Park Road Solutions, LLC, a limited liability company.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

D.	The Park Road Shareholder is collectively the legal and beneficial owner of all of the issued and outstanding common shares in the capital of Park Road (the "Park Road Shares").
E.
The Boards of Directors of the Acquiror, Eight Dragons and Park Road have determined that it is in the best interests of their respective corporations and their respective shareholders that the corporations effect the transactions contemplated by this Agreement subject to and on the terms and conditions set forth herein.

F.
The Shareholder desire to sell the Park Road Shares and the Acquiror desires to acquire such Park Road Shares in consideration for the issuance to the Park Road Shareholder an aggregate of 80,000 common shares in the capital of Eight Dragons (the "Eight Dragons Payment Shares"), all as more particularly described herein and upon the terms and conditions hereinafter set forth.

G.
Eight Dragons and Park Road intend that the transfer of the Park Road Shares and Eight Dragons Payment Shares be accomplished on a tax-free basis pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions
In this Agreement and in all amendments hereto the following words, whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, shall have the following meanings:

"Affiliates" shall include the spouses, parents, children and other members of the families of the Shareholders and any Person controlled by the Shareholders or any one or more of them.

"Agreement" shall mean this Agreement and Plan of Merger and Reorganization as amended from time to time.

"Claims, Proceedings or Restrictions" shall mean any claims, legal, administrative or other proceedings, suits, investigations, complaints, notices of violation or similar process, judgments, injunctions, orders, decrees or directives against, relating to or directly or indirectly affecting (a) Park Road, its assets, business or its ability to acquire property or conduct business in any area, or (b) the officers or directors, agents, employees or consultants of Park Road, which as to all matters described in (a) or (b) above if determined adversely to any of the above (or if adopted in the case of proposed governmental restriction), might individually or in the aggregate, either materially adversely affect the condition (financial or otherwise), operations, business or prospects of Park Road, or challenge the validity or propriety of the transactions contemplated by the Agreement, or the ability of the parties to consummate such transactions in accordance with the terms of the Agreement.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

"Closing Date" shall mean the date on which the Closing occurs.

"Eight Dragons Shares" means common shares in the capital of Eight Dragons.

"Intellectual Property" shall mean all patents, trademarks, copyrights, industrial designs, software, trade secrets, know-how, concepts, information and other intellectual and industrial property.

"Financial Statements" shall mean Park Road's financial statements including balance sheet as of April 30, 2017 and the related statements of income, retained earnings and changes in financial position for the period then ended.

"Material" or "Materially", as used in connection with events, contingencies, claims or other matters (or a series of related such matters) expressly relating in the Agreement to any particular asset of Park Road or the business of Park Road as the case may be, shall include such matters as a reasonably prudent investor would consider important (either, individually, or when considering the collective effect of all such matters) in deciding whether to purchase such assets, the Park Road Shares, or the business of Park Road on the terms provided herein.

"Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, institution, public benefit corporation, entity or government (whether federal, provincial, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

"Purchase Price" shall mean the aggregate consideration to be paid to the Park Road Shareholder pursuant to Section 2.1 (a).

"Securities Laws" means the securities legislation having application, the regulations and rules thereunder and all administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted by the applicable securities regulatory authority, all as amended.

"Taxes" means all taxes and other governmental charges of any kind whatsoever including without limitation, all federal, state, municipal or other governmental imposed income tax, capital tax, capital gains tax, transfer tax, value-added tax, sales tax, social services, health, payroll and employment taxes, duty, customs, or import duties and any penalty charges or interest in respect of the forgoing.

ARTICLE 2
PURCHASE AND SALE

2.1	Purchase and Sale
(a)
Prior to the execution of this Agreement, Park Road and Park Road Shareholder shall cause Park Road Solutions, LLC to be reorganized into its successor Park Road Solutions, Inc.  All references herein will designate Park Road post-reorganization.

(b)
Subject to the terms and conditions of this Agreement, the Park Road Shareholder agrees to sell all of his ownership interest in and to the Park Road Shares, as described in Schedule 2.1(a), to the Acquiror free and clear of all encumbrances and the Acquiror agrees to purchase all of the Park Road Shares.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

(c)
As consideration for the Park Road Shares, Eight Dragons shall issue to the Park Road Shareholder an aggregate of 80,000 Eight Dragons Payment Shares at the Market Price (as such term is defined in the Exchange Corporate Financial Manual) of the Eight Dragons Shares on the Closing Date.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES RELATING TO PARK ROAD

Park Road represents and warrants as of the date of this Agreement and again as of the date of Closing Date to Eight Dragons and the Acquiror as follows:

3.1	Organization, Power and Qualification
Park Road is a corporation duly incorporated, organized and validly subsisting under the laws of the State of Florida, and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted. Park Road is duly qualified to do business and is in good standing in every jurisdiction in which a failure to so qualify could have a Material adverse effect upon its properties, assets, financial conditions, results of operation or business prospects. True and complete copies of the Articles of Incorporation, as amended to date, and the by-laws, as amended to date, of Park Road have been furnished to Eight Dragons. Park Road has taken all actions required by law, its Articles of Incorporation, or otherwise, to authorize the execution and delivery of this Agreement.  Park Road has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, and otherwise, to consummate the transactions herein contemplated.

3.2	Capitalization
The authorized capitalization of Park Road consists of common stock of which ________ shares are currently issued and outstanding, representing all the issued and outstanding shares of Park Road.  All of the currently issued and outstanding stock in the capital of Park Road are duly authorized, validly issued and outstanding, as fully paid and non-assessable and have not been issued in violation of any shareholder rights under applicable law, or of the certificate or articles of incorporation or by-laws or the terms of any agreement to which Park Road is a party or by which Park Road is bound. Park Road has no outstanding subscriptions, options, warrants, rights or other agreements granting to any person, firm or corporation any interest in or right to acquire from the Corporation at any time, or upon the happening of any stated event, any shares in the capital of the Corporation, or any interest therein

3.3	Subsidiary Corporations
Park Road does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporations

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

3.4	No Violation
Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any security interest, lien, or other encumbrance upon any of the assets owned or used by, or any of the capital stock of, Park Road under:

(a)	any term or provision of the certificate or articles of incorporation or by-laws of Park Road;
(b)	any contract, agreement, indenture, lease or other commitment to which Park Road or the Park Road Shareholder is or are party or by which Park Road or the Park Road Shareholder is or are bound;
(c)	any judgment, decree, order, regulation or rule of any court or governmental authority; or
(d)	any statute or law.
No consent of, or notice to, any federal, state, or local authority, or any private person or entity, is required to be obtained or given by the Park Road Shareholder or Park Road in connection with the execution, delivery or performance of this Agreement or any other agreement or document to be executed, delivered or performed hereunder by the Park Road Shareholder or Park Road.

3.5	Financial Statements
The Financial Statements (i) have been prepared in accordance with US GAAP and fairly present the financial condition, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Park Road as of the respective dates thereof and the results of operations and changes in financial position of Park Road for the periods covered thereby; (ii) Park Road has no liabilities with respect to the payment of any federal, state, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable; and (iii) Park Road has filed all federal, state or local income and/or franchise tax returns required to be filed by it from inception to the date hereof and each of such income tax returns reflects the taxes due for the period covered thereby including fiscal 2015 and 2016. Park Road will have issued a K-1 to the Park Road shareholder up to and including the date the limited liability company reorganizes into a “C” corporation and the Park Road Shareholder shall be responsible (and indemnify Eight Dragons) for all outstanding taxes due from Park Road as a consequence of being a limited liability company.

3.6	Absence of Certain Changes
Since the date of the Financial Statements, there has not been any Material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities, results of operation or business prospects of Park Road.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

3.7	Liabilities and Obligations
Park Road will not at Closing have any liabilities or obligations (direct or indirect, contingent or absolute, matured or unmatured) of any nature whatsoever, whether arising out of contract, tort, statute or otherwise, other than the liabilities and obligations.

3.8	Title to and Condition of Assets
Park Road has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the Financial Statements (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent, (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.  Park Road owns, free and clear of any liens, claims, encumbrances or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all intellectual property, procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Park Road's business.  No third party has any right to, and Park Road has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would Materially affect the business, operations, financial condition, income, or business prospects of Park Road or any material portion of its properties, assets, or rights.

3.9	Contracts
(a)
Except as disclosed in Schedule 3.9, there are no contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Park Road is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business which (i) will remain in effect for more than six (6) months after the date of this Agreement, and (ii) involves aggregate obligations of at least twenty-five thousand dollars ($25,000);

(b)
Park Road is not a party to or bound by, and the properties of Park Road are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or financial condition of Park Road;

(c)
Except as included or described in Schedule 3.9 or reflected in the Financial Statements, Park Road is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Park Road is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (v) agreement with any present or former officer or director of Park Road; and

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(d)	and all such contracts are now in good standing and in full force and effect without amendments thereto and is entitled to all benefits thereunder.
3.10	No Default, Violation or Litigation
Park Road is not in violation of any law, regulation or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, laws, regulations, orders, restrictions and compliance schedules applicable to environmental standards and controls, wages and hours, human rights and occupational health and safety. There are no lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of the Park Road Shareholder, threatened against, or involving, Park Road or against its property or business. There is no basis known to the Park Road Shareholder for any such action which could have a material adverse effect upon the properties, assets, liabilities, financial condition, results of operations or business prospects of Park Road or its right to conduct its business as presently conducted. There are no judgments, consents, decrees, injunctions, or any other judicial or administrative mandates outstanding against Park Road.

3.11	Employment, Labor and Other Relations
Park Road is not a party to or is otherwise bound by any contract, agreement or collective bargaining agreement with any labor union or organization.

3.12	Employee Benefits
Park Road does not have, and never has had, any pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy to which Park Road makes premium payments, whether or not Park Road is the owner, beneficiary or both of such policy), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment.

3.13	Patents, etc.
(a)
Park Road is the sole owner of all rights, title and interest in the Intellectual Property and owns, possesses or has licenses or similar rights to utilize all other patents, trademarks, trade names, service marks, franchises, and technology necessary for the conduct of its business as presently conducted without any infringement of or conflict with the rights of others. All such patents, trademarks, trade names, service marks and franchises, or applications therefore, are disclosed in Schedule 3.13 and all licenses therefore are disclosed in Schedule 3.13, and Park Road's interests therein are similarly disclosed.

(b)
There have never been, and are not currently, any disputes of any kind regarding the Intellectual Property, including, without limitation, any disputes regarding infringement, validity or ownership of the intellectual property rights relating to the Intellectual Property.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

(c)
No person has made any claim or allegation that any of the Intellectual Property or rights relating thereto do not belong to Park Road or that use of the Intellectual Property in any way violate their intellectual property rights, and Park Road is not aware of any claim or potential claim or allegation of this nature or that may impact the ability of Eight Dragons or its permitted assigns to use the Intellectual Property.

(d)	Park Road has the uninterrupted use of the Intellectual Property and to the practice of the methods and inventions as provided for by Park Road.
3.14	Approvals
Park Road possesses or has applied for all material governmental and other permits, licenses, consents, certificates, orders, authorizations and approvals (the "Approvals") to own or hold under lease and operate its property and assets and to carry on its business as now conducted. Neither the Park Road Shareholder nor Park Road has received any notice of proceedings relating to the revocation or modification of any such Approvals which, singly or in the aggregate, if the subject of an unfavourable ruling or finding, could materially adversely affect the properties, assets, financial condition, results of operation or business prospects of Park Road.

3.15	Transactions with Affiliates
Park Road is not indebted to and has no liabilities or obligations for any amounts or obligations owing to or in favor of the Park Road Shareholder or any of their Affiliates.

3.16	Corporate Records
All of the minute books and stock record books of Park Road have been made available to Eight Dragons and its agents for inspection, are accurate and correct in all material respects, and contain all of the corporate minutes and stock records of Park Road from inception to the date hereof. Such minutes and records for the period from this date to the Closing Date will be made available to Eight Dragons on or before Closing. All accounts, books, ledgers, financial and other records of whatsoever kind of Park Road have been fully, properly and accurately maintained in all material respects and all transactions of Park Road that are reflected therein are truly and accurately reflected in all material respects.

3.17	Confidential Information and Employee Intentions
To the best knowledge of the Park Road Shareholder and Park Road:

(a)
each present employee, officer, director, agent or consultant of Park Road possessing confidential know-how regarding the business or assets Park Road has maintained the confidentiality of said know-how and has not and is not known to intend to use any such know-how of Park Road in a competitive business; and

(b)	no key employee intends to establish or join a business competitive thereto.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
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3.18	Other Material Adverse Information
Except as expressly set forth in this Agreement and the Schedules or in the Financial Statements, Park Road has no knowledge of any facts which will or may reasonably be expected to have any Material adverse effect on the value of the business or goodwill of Park Road, or upon its prospects or earning power.

3.19	Disclosure
No representation or warranty of Park Road made hereunder or in the Schedules or in any certificate, statement or other document delivered by or on behalf of Park Road contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. Copies of all documents referred to herein or in the Schedules have been delivered or made available to Eight Dragons, are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder.

ARTICLE 4
ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE PARK ROAD SHAREHOLDER

The Park Road Shareholder severally and not jointly nor jointly and severally, represent and warrant to Eight Dragons as follows:

4.1	Authorization
The Park Road Shareholder has full power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by the Park Road Shareholder pursuant hereto, and to consummate the transactions contemplated hereby and thereby. This Agreement and all other agreements and documents to be executed and delivered by the Park Road Shareholder pursuant hereto, constitute the valid and binding agreements of the Park Road Shareholder, enforceable in accordance with their respective terms.

4.2	No Violation
Neither the execution and delivery of this Agreement by the Park Road Shareholder, nor of any other agreement or document to be executed and delivered by the Park Road Shareholder pursuant hereto, nor the consummation by the Park Road Shareholder of the transactions contemplated hereby or thereby will constitute a violation of, or be in conflict with, or result in a cancellation of or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting the Park Road Shares owned by the Park Road Shareholder pursuant to, or result in the creation or imposition of any security interest, lien, or other encumbrance upon the Park Road Shares owned by the Park Road Shareholder under:

(a)	any contract, agreement, lease or other commitment to which any Park Road Shareholder is a party or by which any Park Road Shareholder is bound;
(b)	any judgment, decree, order, regulation or rule of any court or governmental authority; or

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

(c)	any statute or law.
4.3	Share Ownership
The Park Road Shareholder is the lawful owner of record and beneficially of the number of Park Road Shares set forth opposite its or his name in Schedule 2.1(b) hereto, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other third party interests of any nature whatsoever, including, without limitation, subscriptions, options, warrants, rights or other agreements granting to any person, firm or corporation any interest in or right to acquire from any Park Road Shareholder at any time, or upon the happening of any stated event, any shares (or interests therein) of the Park Road Shares owned by any Park Road Shareholder.

4.4	Securities Law Representations
The Park Road Shareholder hereby acknowledges and agrees with Eight Dragons that:

(a)
they are acquiring the Eight Dragons Payment Shares for their own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities as contemplated by the provisions of Section 2(11) of the Securities Act of 1933 ("US Securities Act");

(b)	they are each an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the US Securities Act;
(c)
they understand (i) the Eight Dragons Payment Shares have not been and will not be registered under the US Securities Act or the securities laws of any state of the United States; and (ii) the sale contemplated hereby is being made in reliance on an exemption from such registration requirements; and (iii) the Park Road Shareholder has had an opportunity to ask and receive answers to any questions such Park Road Shareholder may have had concerning the terms and conditions of the Agreement and the Eight Dragons Payment Shares, including the merits and risks involved in making an investment decision with respect to the Eight Dragons Payment Shares; and (iv) has obtained any additional information that such Park Road Shareholder has requested;  and (v) has consulted his own tax counsel, accountant or business advisor, respectively, as to legal, tax and related matters concerning the Eight Dragons Payment Shares and understands the economic risks of his investment in the Eight Dragons Payment Shares, including a complete loss of his investment; and

(d)
the certificates representing the Eight Dragons Payment Shares will bear such legends as required by Securities Laws and the policies of the Exchange and it is the responsibility of the Park Road Shareholder to find out what those restrictions are and to comply with them before selling the Eight Dragons Payment Shares; and

(e)
they are knowledgeable of, or has been independently advised as to, the applicable laws of that jurisdiction which apply to the sale of the Park Road Shares and the issuance of the Eight Dragons Payment Shares and which may impose restrictions on the resale of such Eight Dragons Payment Shares in that jurisdiction and it is the responsibility of the Park Road Shareholder to find out what those resale restrictions are, and to comply with them before selling the Eight Dragons Payment Shares.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
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ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF EIGHT DRAGONS AND THE ACQUIROR

Eight Dragons and the Acquiror each jointly represent and warrant to Park Road and the Shareholder as follows:

5.1	Organization and Good Standing
(a)
Eight Dragons is a corporation duly organized, validly existing and in good standing under the laws of its province of incorporation, and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted. Eight Dragons is duly qualified to do business and is in good standing in every jurisdiction in which a failure to so qualify could have a material adverse effect upon its properties, assets, financial condition, results of operation or business prospects.

(b)
The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted. It is the intention of the parties that Park Road, following the Closing Date, continue to qualify for scientific research and development grants in the United States.

5.2	Authorization
Each of Eight Dragons and the Acquiror have all requisite power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by Eight Dragons and the Acquiror pursuant hereto and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all other agreements and documents to be executed and delivered by Eight Dragons and the Acquiror pursuant hereto, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on Eight Dragons' and the Acquiror's part and this Agreement and all other agreements and documents to be executed and delivered by each of Eight Dragons and the Acquiror pursuant hereto constitute the valid and binding agreements of Eight Dragons and the Acquiror enforceable against each of Eight Dragons and the Acquiror in accordance with their respective terms (subject, as to the enforcement of remedies, to general principles of equity and to bankruptcy, insolvency and similar laws affecting creditors' rights generally). Other than the acceptance of the Exchange, no consent of, or notice to, any federal, state or local authority, or any other person or entity is required to be obtained or made by Eight Dragons in connection with the execution, delivery and performance of this Agreement and the other agreements and documents to be executed, delivered and performed by Eight Dragons pursuant hereto.

5.3	No Violation
Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any security interest, lien, or other encumbrance upon any of the assets owned or used by, or any of the capital stock of, Eight Dragons or the Acquiror under:

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(a)	any term or provision of the certificate of incorporation or by-laws (or other organic document) of Eight Dragons or the Acquiror;
(b)	any contract, agreement, indenture, lease or other commitment to which Eight Dragons or the Acquiror are party or by which or the Acquiror are bound;
(c)	any judgment, decree, order, regulation or rule of any court or governmental authority; or
(d)	any statute or law.
5.4	Reporting Issuer Status; Listing
Eight Dragons is a "reporting issuer" under Securities Exchange Act of 1934, as amended and is currently designated a “shell” corporation. The Eight Dragons Shares are listed for trading on the Exchange.

5.5	Public Record
All information and statements filed by or on behalf of Eight Dragons with applicable securities regulatory authorities were true, correct and complete in all material respects and did not contain any misrepresentation as of the date of such information or statements, and Eight Dragons has not filed any confidential material change reports still maintained on a confidential basis under applicable securities laws.

5.6	Share Capital
(a)
The authorized capital of Eight Dragons consists of an 100,000,000 of Eight Dragons Shares, of which 37,623,644 Eight Dragons Shares are issued and outstanding, all of such Eight Dragons Shares have been duly authorized and validly issued and are outstanding as fully-paid and non-assessable shares. The outstanding Preferred Stock, options, warrants and other convertible securities or rights capable of becoming an equity interest in Eight Dragons are accurately disclosed in the public record. The Eight Dragons Payment Shares be issued to the Park Road Shareholder in accordance with the terms hereof shall be fully paid, non-assessable shares in the capital of Eight Dragons.

(b)
The authorized capital of the Acquiror consists of an 10,000 shares of common stock of which 10,000 shares are currently issued and outstanding, all of such shares of the Acquiror have been duly authorized and validly issued and are outstanding as fully-paid and non-assessable shares in the capital of the Acquiror. Eight Dragons is the sole registered and beneficial holder of all of the shares in the capital of the Acquiror.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
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ARTICLE 6
COVENANTS OF PARK ROAD

Park Road covenants and agrees with Eight Dragons that from the date hereof until the Closing or other termination of this Agreement, without the prior written consent of Eight Dragons:

6.1	Operations
Except as otherwise expressly permitted by the terms hereof or as otherwise agreed to in writing by Eight Dragons:

(a)	Park Road shall operate and conduct its business and operate its assets in the normal course of business and in substantial compliance with all applicable laws, rules and regulations;
(b)	Park Road shall maintain and preserve its rights in the Intellectual Property;
(c)	Park Road shall not create any liability, debt or obligation other than in furtherance of this transaction;
(d)	Park Road shall not amend any of its constating documents or by-laws; and
(e)
Park Road shall not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of its business, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or (except as expressly contemplated by this Agreement) which would cause any of the representations, warranties or covenants of Park Road contained herein to be or become untrue.

6.2	Additional Information
Park Road will make available to Eight Dragons and its authorized agents and accountants for inspection, at reasonable times and under reasonable circumstances, assets, business and financial records, management reports, all tax returns and working papers of Park Road, files and memoranda of their public accountants and outside legal counsel and relevant materials relating its assets or business for the purpose of making such accounting review, legal and audit investigation or examination deemed desirable by Eight Dragons.

6.3	Publicity
None of Park Road, the Park Road Shareholder or any employee, agent, attorney, officer or public accountant of any Park Road Shareholder or Eight Dragons shall issue any oral or written publicity regarding this transaction without prior consultation with and approval of Eight Dragons.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
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ARTICLE 7
CONDITIONS TO CLOSING

7.1	Mutual Conditions
The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the condition that no suit, action or other proceeding or investigation shall to the knowledge of any party hereto be threatened or pending before or by any governmental agency or by any third party questioning the legality of this Agreement or the consummation of the transactions contemplated hereby in whole or in part.

7.2	Conditions to the Eight Dragons' and the Acquiror's Obligations
The obligations of Eight Dragons and the Acquiror to consummate the transactions contemplated by this Agreement shall be subject to the fulfilment at or prior to the closing (the "Closing") of each of the following conditions:

(a)
All representations and warranties made by Park Road or the Park Road Shareholder contained in this Agreement, in the Schedules or any other written statement, certificate or other instrument furnished to Eight Dragons by or on behalf of the Park Road Shareholder and Park Road pursuant to this Agreement, shall be true and correct on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date, and Park Road and the Park Road Shareholder shall have duly performed or complied with all of the obligations to be performed or complied with by it or him under the terms of this Agreement on or prior to Closing.

(b)
The Park Road Shareholder and Park Road shall have complied with and performed all agreements, covenants and conditions in this Agreement required to be performed and complied with by them on or before the Closing Date, and that all requisite action (corporate and other) in order to consummate this Agreement shall have been properly taken by the Park Road Shareholder and Park Road.

(c)	No material adverse change shall have occurred in the condition (financial or otherwise) of Park Road, its assets or its business considered as a whole.
(d)
All material authorizations, consents, waivers, Approvals or other action required in connection with the execution, delivery and performance of this Agreement by the Park Road Shareholder and the consummation by the Park Road Shareholder of the transactions contemplated hereby shall have been obtained, and Park Road or the Park Road Shareholder shall have obtained any authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement to prevent a material breach or default by Park Road or the Park Road Shareholder under any contract to which Park Road or the Park Road Shareholder is or are a party or for the continuation of any agreement to which Park Road is a party and which relates and is material to the business of Park Road.

(e)
The Park Road Shareholder shall have delivered to Eight Dragons all instruments of assignment, transfer and conveyance of the Park Road Shares, including, without limitation, properly executed stock powers (assignments separate from certificate) and such other closing documents as shall have been reasonably requested by Eight Dragons, all in form and substance reasonably acceptable to Park Road's counsel.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

(f)
On the Closing, provided such persons meet all necessary legal and regulatory requirements and are willing and able to act in the positions shown below, the directors and officers of Park Road shall consist of the following persons:

(i)	Jordan Fishman (Chief Executive Officer and director);
Park Road shall take all necessary steps to obtain resignations of existing directors and officers in order for these appointments to be effective on Closing.

(g)
At the Closing, Park Road shall deliver resignations of those directors and officers of Park Road who are either not continuing with Park Road or are continuing in a different capacity or role, such resignations to include waivers in respect of any liabilities of Park Road to them in a form acceptable to Eight Dragons, acting reasonably.

(h)
Eight Dragons shall have received evidence, satisfactory to Eight Dragons and its counsel, that any unanimous shareholders agreement (if any exist) or similar agreement has been terminated on or prior to Closing or, in the alternative, that no unanimous shareholders agreement exists.

(i)	Eight Dragons shall have satisfactorily completed its due diligence review and audit of Park Road's books and records and operations.
(j)	Park Road shall be required to deliver the Financial Statements to Eight Dragons.
7.3	Conditions to the Park Road and Park Road Shareholder' Obligations
The obligations of the Park Road Shareholder and Park Road to consummate the transactions contemplated by this Agreement shall be subject to the fulfilment at or prior to the Closing of each of the following conditions:

(a)
The representations and warranties of Eight Dragons and the Acquiror contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date, and each of Eight Dragons and the Acquiror shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to Closing.

(b)
All material authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement by each of Eight Dragons and the Acquiror, and the consummation by Eight Dragons of the transactions contemplated hereby, shall have been obtained including the approval of the Exchange.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

(c)
Eight Dragons shall have complied with and performed all agreements, covenants and conditions in this Agreement required to be performed and complied with by it on or before the Closing Date, and that all requisite action (corporate and other) in order to consummate this Agreement shall have been properly taken by Eight Dragons.

(d)	No material adverse change shall have occurred in the condition (financial or otherwise) of Eight Dragons, its assets or its business.
ARTICLE 8
TERMINATION

8.1	Termination of Agreement
This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing, as follows:

(a)	By mutual consent of the parties hereto.
(b)
By Eight Dragons on the one hand or by Park Road on the other hand by reason of the breach by the other in any material respect of any of its or their representations, warranties, covenants or agreements contained in this Agreement which is not cured within five days from the date of written notice of such breach.

(c)
By Eight Dragons on the one hand or by the Park Road Shareholder on the other hand if the conditions precedent to their respective obligations contained in Sections 7.2 or 7.3 hereof have not been met in all material respects by May 30, 2017 or such later date as may be agreed in writing by Eight Dragons and Park Road (on its own behalf and on behalf of the Park Road Shareholder).

(d)
By Eight Dragons on the one hand or by the Park Road Shareholder on the other hand if any of the conditions described in Section 7.1 shall not have been fulfilled by May 30, 2017 or such later date as may be agreed in writing by Eight Dragons and Park Road (on its own behalf and on behalf of the Park Road Shareholder).

(e)
In the event of termination of this Agreement by reason of the breach by any party, then the non-offending party shall have full recourse for any and all loss, costs, damages or liability suffered or incurred by them as a result of the breach by May 30, 2017 or such later date as may be agreed in writing by Eight Dragons and Park Road (on its own behalf and on behalf of the Park Road Shareholder).

ARTICLE 9
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties contained in Article 4 and Article 5 shall survive the Closing Date for a period of 24 months.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

ARTICLE 10
GENERAL PROVISIONS

10.1	Waiver of Terms
Except as otherwise permitted or required hereunder, any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof only by a written notice signed by the party or parties waiving such terms or conditions.

10.2	Amendment of Agreement
Except as otherwise permitted or required hereunder, this Agreement may be amended, supplemented or interpreted at any time only by written instrument duly executed by each of the Park Road Shareholder, Park Road and Eight Dragons.

10.3	Payment of Expenses
The Park Road Shareholder and Eight Dragons shall each pay their or its own expenses, including, without limitation, the expenses of their or its own counsel, investment bankers and accountants, incurred in connection with the preparation, execution and delivery of this Agreement and the other agreements and documents referred to herein and the consummation of the transactions contemplated hereby and thereby.

10.4	Contents of Agreement, Parties in Interest, Assignment
This Agreement and the other agreements and documents referred to herein set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are superseded by this Agreement. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

10.5	Independent Legal Advice
The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

10.6	Notices
All notices, requests, demands and other communications required or permitted to be given hereunder shall be by hand-delivery, e-mail, certified or registered mail, return receipt requested; telex, telecopier, or next day air courier to the parties set forth below. Such notices shall be deemed given: at the time personally delivered, if delivered by hand; three days after deposit in the Canadian mail, if sent by registered mail; upon delivery, with receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by courier.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

If to Eight Dragons or the Acquiror:

95 Merrick Way, Third Floor, Coral Gables, FL 33143

Attention: Martin Schmieg, CFO

E-mail: martin.schmieg@EDRG.com

With a copy to:

Joseph I. Emas, Esq.

525 93rd Street, Surfside, FL 33154

Email: jiemas@josephiemaspa.com

If to Park Road and the Park Road Shareholder:

3019 Oaktree Lane, Hollywood, FL 33021

Attention: Jordon Fishman

E-mail: jordon@parkroadsolutions.com

Any party hereto may change its notice address by proper notice to the other parties.

10.7	Severability
In the event that any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

10.8	Counterparts
This Agreement may be executed (by original, fax or other electronic transmission) in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9	Headings
The headings of the Sections and the subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

10.10	Governing Law; Jurisdiction
This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the State of Florida.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

10.11	Instruments of Further Assurance
Each of the parties hereto agrees, upon the request of any of the other parties hereto, from time to time to execute and deliver to such other party or parties all such instruments and documents of further assurance or otherwise as shall be reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to carry out the obligations of such requested party hereunder.

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

SIGNED, SEALED & DELIVERED in the presence

/s/ Witness	/s/ Jordon Fishman
Witness	Jordon Fishman

EIGHT DRAGONS ACQUISITION I, INC.

Per:	/s/ Una Taylor
Authorized Signing Officer

EIGHT DRAGONS COMPANY

Per:	/s/ Una Taylor
Authorized Signing Officer

PARK ROAD SOLUTIONS, INC.

Per:	/s/ Jordon Fishman
Authorized Signing Officer

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

EXHIBIT "A"

1.	Jordon Fishman

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

SCHEDULE 2.1(B)

PARK ROAD SHARES

Name of Park Road Shareholder	Park Road Shares Owned	Percentage of Total Park Road Shares Owned

Jordon Fishman		100.0%

TOTAL:		100%

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

SCHEDULE 3.9

CONTRACTS

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions

SCHEDULE 3.13

PATENTS, ETC.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
Eight Dragons Corporation and Park Road Solutions